EXHIBIT 10.25.3

Comerica Bank
June 25, 2010

NEXX Systems, Inc.
Attention:  Stan Piekos
900 Middlesex Turnpike
Building 6
Billerica, MA 01821-3929

Re:	$7,000,000 Working Capital Revolving Credit Facility (the “Export Revolving Loan”) Guaranteed by the Export-Import Bank of the United States (“Ex-Im Bank”)

Dear Mr. Piekos:

This letter shall constitute the Ex-Im Facility Loan Agreement between Comerica Bank (“Bank”) and NEXX Systems, Inc. (“Borrower”) with respect to the Export Revolving Loan described above in the maximum amount of $7,000,000 (“Maximum Amount”), and shall become effective upon the execution and delivery to Bank (in form satisfactory to Bank) of this Letter Agreement and each of the other documents, listed on the Closing Checklist attached hereto as Exhibit “A” (such documents, together with each other document, instrument and agreement previously, contemporaneously; or subsequently delivered pursuant hereto called the “Documents”), and the satisfaction of all other requirements set forth on the Closing Checklist.

So long as the Export Revolving Loan or any part thereof shall remain outstanding:

(a) Subject to the terms and conditions of this Letter Agreement, Bank agrees to make loans to Borrower on a revolving basis in such amount as Borrower shall request at any time until the Maturity Date (as defined in the Master Revolving Note of even date herewith in the original principal amount of $7,000,000 made by Borrower to Bank, as it may be amended from time to time (the “Note”)) up to the Maximum Amount.

(b) Borrower shall provide Bank such financial statements and reports as are described in Section 11 of the Loan Authorization Notice dated as of even date herewith, together with budgets, projections, or other financial exhibits that the Bank may reasonably request, or that may be required by Ex-Im Bank from time to time; provided, however, Borrower shall also deliver, notwithstanding anything to the contrary in the Loan Authorization Notice, monthly officer prepared financial statements of Borrower within 30 days after the end of each month, certified as being true, accurate and correct by an authorized officer of Borrower.

(c) Borrower shall provide Bank the Export-Related Borrowing Base Certificate within 30 days of the end of each month, or earlier when and as required by Section 2.04 of the Borrower Agreement.

(d) Borrower shall provide Bank, within 30 days of the end of each month, a report in form satisfactory to Bank, detailing agings of its accounts receivable and accounts payable.

(e) Borrower shall comply with all covenants set forth in the Documents, including, but not limited to, the Borrower Agreement and the Loan Authorization Notice, and shall cooperate with Bank in all audits (including semi-annual accounts receivable and inventory audits), reviews, and inspections required to be performed by Bank under any agreement between Bank and Ex-Im Bank.

(f) So long as any indebtedness or commitment is outstanding under the Export Revolving Loan and/or the Documents, all conditions, representations, warranties, covenants and other provisions of the loan documents evidencing the $5,000,000 Revolving Credit from Bank, including without limitation that Credit Agreement dated as of June 25, 2010, as it may be amended or modified from time to time, between Borrower and Bank (the “Credit Agreement”), and each other agreement, document and instrument executed in connection therewith, along with any amendment, replacement or renewal evidence thereof (collectively, the “Other Loan Documents”), are hereby incorporated into this Letter Agreement and shall apply mutatis mutandis to Borrower.  As incorporated and made applicable herein, such conditions, representations, warranties, covenants and other provisions of the Other Loan Documents shall survive any termination or cancellation of indebtedness evidenced thereby and so shall continue to apply to Borrower as set forth therein in spite of any such termination or cancellation, until such time as the Export Revolving Loan has been irrevocably paid in full. Any failure by Borrower to satisfy or comply with (or cause any other person or entity to satisfy or comply with) such conditions, representations, warranties, or other provisions of the Other Loan Documents shall constitute a default hereunder and under the Documents.

(g) Borrower shall pay to Bank all of Bank’s costs (including the $105,000 facility fee) and expenses incurred in connection with the negotiation, preparation and closing of the Export Revolving Loan and in administering and/or enforcing any of Bank’s rights and remedies with respect to the Export Revolving Loan, including without limitation Bank’s attorneys fees and expenses.  In addition, Borrower shall pay to Bank an unused commitment fee (the “Unused Fee”) in an amount equal to the product of (i) 0.25% multiplied by (ii) the difference between (1) the Maximum Amount and (2) the average daily aggregate principal balance of all Export Revolving Loans and the Revolving Loan (as defined in the Credit Agreement) outstanding during each of Borrower’s fiscal quarters.  Such Unused Fee shall not be refundable under any circumstance and shall be computed and shall be payable quarterly in arrears as of the first day of each January, April, July and October until the Maturity Date (as defined in the Note).

(h) Any default under any note, agreement, or document by and between Borrower and Bank which continues beyond any applicable grace or cure period shall be an event of default under the Documents.

(i) Borrower acknowledges and agrees that it is bound by the terms of the Loan Authorization Notice.

(j) Borrower further acknowledges and agrees that the Loan Authorization Notice and the Borrower Agreement both executed as of even date herewith, are modified as set out in the Ex-Im Bank Waiver Letters dated May 21, 2010 and June 1, 2010 (the “Ex-Im Waiver Letters”).

(k) Anything to the contrary in Clause (j) of the definition of Export-Related Accounts Receivable in the Borrower Agreement of even date herewith by Borrower in favor of Bank and Ex-Im Bank (the “Borrower Agreement”) notwithstanding, the Export-Related Accounts Receivable (as defined in the Borrower Agreement) shall not include any Account Receivable (as defined in the Borrower Agreement) that remains unpaid more than ninety (90) days from the date of the invoice.

Please review this letter agreement and the Documents.  You may accept the terms of this Letter Agreement by returning executed originals of this letter and the Documents to me.

COMERICA BANK

By: /s/ Steven J. Stuckey
Its:    Vice President

Accepted:

NEXX SYSTEMS, INC.

By:  /s/ Stanley D. Piekos

Its:  Chief Financial Officer

EXHIBIT “A”

CLOSING CHECKLIST

Borrower:	Nexx Systems, Inc.
Lender:	Comerica Bank
Transaction:	$5,000,000 Revolving Credit $7,000,000 Ex-Im-guaranteed Line of Credit $5,000,000 Term Loan
Closing Date:	June 25, 2010

Item
Due Diligence Documentation
(a) Borrower--Certificate of Incorporation
(b) Borrower--Bylaws
(c) Borrower--Certificate of Good Standing (i) Delaware (ii) Massachusetts
(d) Information Request Form
(e) 2009 Audited Financial Statements
(f) List of all Borrower Jurisdictions
(g) UCC and Tax Lien Search (i) Delaware (ii) Massachusetts
(h) PTO Search
(i) Litigation Search (i) Federal – Massachusetts (ii) Stated – Massachusetts
(j) Certificates of Insurance • Property (all-risk/casualty) - ACORD 27 • Liability - ACORD 25

(k) Deposit Account Information
(i) Intellectual Property Information • Patents list • Trademarks list • Copyrights list
(m) List of all Borrower Locations
(n) Real Property/Facility Lease(s)
(o) Field Audit
(p) Payoff Letter(s)
(q) New Equity (IPO) Documents
(r) Capitalization Table
(s) Other Material Agreements
Loan Documentation
(t) Credit Agreement
(u) Schedules and Exhibits to Credit Agreement
(v) $5,000,000 Promissory Note (revolving credit)
(w) $5,000,000 Promissory Note (term loan)
(x) $7,000,000 Promissory Note (Ex-Im line of credit)
(y) Ex-Im Loan Authorization Notice
(z) Schedule A to Loan Authorization Notice
(aa) Side Letter Agreement (Ex-Im line of credit)
(bb) Borrower Agreement (Ex-Im line of credit)
(cc) Economic Impact Certification (Ex-Im line of credit)
(dd) Loan Advance/Paydown Request Form
(ee) Borrowing Base Certificate (domestic)
(ff) Export Related Borrowing Base Certificate
(gg) Covenant Compliance Certificate
(hh) Warrant to Purchase Stock
(ii) Security Agreement (all assets)
(jj) UCC-1 Financing Statement
(kk) Grant of Security Interest in Patents
(ll) Lockbox Agreement
(mm) Cash Collateral Account Agreement

(nn) Lessor’s Acknowledgement - Billerica, MA
(oo) Bailee Letter – Dakota Systems
(pp) Agreement to Furnish Insurance
(qq) Corporate Resolutions and Incumbency Certification
(rr) Opinion of Counsel
(ss) Closing Statement / Disbursement Authorization
(tt) Patriot Act Notice

EX-IM BANK REQUIREMENTS
uu.	Evidence of Satisfaction of Minimum Credit Criteria and Additionality Test
vv.	Joint Application for Working Capital Guarantee (with current Country Limitation Schedule provided by Comerica Trade Finance Group) (Borrower to deliver)
ww.	Ex-Im Waiver Letter – May 21, 2010
xx.	Ex-Im Waiver Letter – June 1, 2010
yy.	Payment of Annual Bank Fee
zz.	Submission to Ex-Im Bank of Ex-Im Bank Facility Fee, $100 Application Fee, Joint Application and Loan Authorization Notice